EXHIBIT 5.1

                       SICHENZIA ROSS FRIEDMAN FERENCE LLP
                 1065 AVENUE OF THE AMERICAS  NEW YORK NY 10018
          TEL  212 930 9700   FAX  212 930 9725   WEB  WWW. SRFFLLP.COM



                                     March 23, 2004

VIA  ELECTRONIC  TRANSMISSION

Securities  and  Exchange  Commission
450  Fifth  Street,  N.W.
Washington,  CC  20549

     Re:  Calypso  Wireless,  Inc.

Ladies  and  Gentlemen:

     We refer to the registration statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), filed by Calypso Wireless, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission.

     We have examined the originals, photocopies, certified copies or other evidence of such records of the Company, certificates of officers of the Company and public officials, and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as certified copies or photocopies and the authenticity of the originals of such latter documents.

     Based on our examination mentioned above, we are of the opinion that the securities being registered to be sold pursuant to the Registration Statement are duly authorized and will be, when sold in the manner described in the Registration Statement, legally and validly issued, and fully paid and nonassessable.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under "Legal Matters" in the related Prospectus. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission.

                         Very  truly  yours,

                         /s/  Sichenzia Ross Friedman Ference LLP
                         --------------------------------------------
                         Sichenzia Ross Friedman Ference LLP